UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ETHEMA HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF ETHEMA HEALTH CORPORATION WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ETHEMA HEALTH CORPORATION

950 Evernia Street

West Palm Beach, Florida 33401

INFORMATION STATEMENT

January 22, 2025

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of record as of the close of business on December 31, 2024, of the common stock, par value $0.01 per share (the “Common Stock”) and Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Ethema Health Corporation, a Colorado corporation (the “Company”), to notify such stockholders that effective as of December 31, 2024, the Company’s Board of Directors approved, subject to shareholder approval and the Company received written consent in lieu of a meeting of stockholders from the holders of approximately 53.3% of the total voting power of the stockholders of the Company (including holders of a majority of the voting power of the outstanding Common Stock and a majority of the voting power of the outstanding Series A Preferred Stock voting as a separate class) as of January 9, 2025 approving such actions as are necessary for the Company to:

(1) adopt amended and restated Articles of Incorporation to effect an increase in the number of authorized shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) from Ten Million four hundred thousand (10,400,000) shares, of which Ten Million (10,000,000) have been designated as Series A Preferred Stock and four hundred thousand (400,000) have been designated as Series B Preferred Stock and are no longer outstanding to Thirty Million (30,000,000) shares of Preferred Stock (the “Authorized Increase”);

(2) amend the Articles of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”) at a ratio of 1-for-1,000 to 1-for-5,000 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board of Directors, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Stock Split Proposal”); and

(3) amend the Articles of Incorporation to delete Article XIII thereof, entitled “Voting of Shareholders”, which requires the vote or concurrence of the holders of a majority of the outstanding shares of the Company entitled to vote thereon to approve any action by the Company’s stockholders (the “Article XIII Amendment”).

Pursuant to Section 7-107-104 of the Colorado Revised Statutes (the “CRS”), unless otherwise provided in the articles of incorporation or bylaws, any corporate action required to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders having a right to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting, the Board of Directors determined to utilize and obtained the written consent of the holders of a majority of voting power of the outstanding Common Stock and a majority of the voting power of the outstanding Series A Preferred Stock voting as a separate class (the “Authorized Stock”) to approve the Authorized Increase, Reverse Stock Split and Article XIII Amendment. Each holder of outstanding shares was entitled to one vote for each share owned.

Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. We are mailing this Information Statement to our stockholders on or about January 24, 2025.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only. This Information Statement is accordingly circulated to advise that the Authorized Increase, Reverse Stock Split and Article XIII Amendment has been approved by written consent of the stockholders who hold a majority of the voting power of our capital stock

Ethema Health Corporation

/s/ Shawn Leon

Shawn Leon

Chief Executive Officer & Director

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ETHEMA HEALTH CORPORATION

950 Evernia Street

West Palm Beach, Florida 33401

Telephone (416) 500-0020

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Stockholders”) of the voting capital stock of Ethema Health Corporation, a Colorado corporation (the “Company”), as of the close of business on December 31, 2024 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Colorado Revised Statutes (the “CRS”). The purpose of this notice and the accompanying Information Statement is to notify the Stockholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock (including a majority of the voting power of the outstanding Common Stock and a majority of the voting power of the outstanding Series A Preferred Stock voting as a separate class) as of January 9, 2025 (the “Written Consent”). The Written Consent approved the following actions:

1.	an amended and restated Articles of Incorporation to increase the number of authorized shares of Preferred Stock from Ten Million Four Hundred Thousand (10,400,000) shares of Preferred Stock, par value $0.01 per share, consisting of Ten Million (10,000,000) shares designated as Series A Preferred Stock (the “Series A Preferred Stock”) and four hundred thousand (400,000) have been designated as Series B Preferred Stock and are no longer outstanding to Thirty Million (30,000,000) shares of Preferred Stock (the “Authorized Increase”) ;

2.	an amendment to the Articles of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”) at a ratio of 1-for-1,000 to 1-for-5,000 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board of Directors, subject to the authority of the Board of Directors to abandon such amendment; and

3.	an amendment to the Articles of Incorporation to delete Article XIII thereof, entitled “Voting of Shareholders”, which requires the vote or concurrence of the holders of a majority of the outstanding shares of the Company entitled to vote thereon to approve any action by the Company’s stockholders (the “Article XIII Amendment”).

The Written Consent is the only stockholder approval required to effect the Authorized Increase, Reverse Stock Split and Article XIII Amendment (the “Corporate Actions”) under the CRS, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our Stockholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Actions, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Stockholders.

The Board of Directors has fixed December 31, 2024, as the Record Date for determining those of our Stockholders entitled to receive this information statement.

Section 7-107-206 of the CRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than a majority of the votes cast within a voting group would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action.

In accordance with the foregoing, this Information Statement is first being mailed on or about January 24, 2025, to our Stockholders and is being delivered to inform you of the Corporate Action described herein in accordance with Section 7-107-206 of the CRS and Rule 14c-2 of Exchange Act. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Colorado, the Authorized Increase and the Article XIII Amendment do not create appraisal or dissenters’ rights; however, anyone receiving a cash payment in lieu of fractional shares resulting from the Reverse Stock Split will be entitled to appraisal rights.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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STOCKHOLDER APPROVAL

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase, Reverse Stock Split and Article XIII Amendment approved by the Board of Ethema Health Corporation (the “Company,” “we,” “our,” or “us”) and the holders of a majority of the voting power of our outstanding capital stock (including a majority of the voting power of the outstanding Common Stock and a majority of the voting power of the outstanding Series A Preferred Stock voting as a separate class) as of the Record Date, namely Shawn Leon, our Chief Executive Officer and Chief Financial Officer, and his spouse, Eileen Greene (the “Majority Stockholders”).

APPROVAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED PREFERRED STOCK

The Amended and Restated Articles of Incorporation will increase in the number of authorized shares of Preferred Stock from Ten Million Four Hundred Thousand (10,400,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) to Thirty Million (30,000,000) shares of Preferred Stock (the “Authorized Increase”).

The effect of the adoption of Authorized Increase is that the Board of Directors has the authority to issue shares of Preferred Stock in one or more series, with such rights, preferences and designations, as it deems necessary or advisable without any additional action by our stockholders, unless otherwise required by law or any quotation system or exchange upon which our securities are listed and trade. With regard to such proposed blank check preferred stock, the Board of Director’s authority to determine the terms of any such shares of Preferred Stock would include, but not be limited to: (i) the designation of each class or series and the number of shares that will constitute each such class or series; (ii) the dividend rate for each class or series; (iii) the price at which, and the terms and conditions on which, the shares of each class or series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each class or series may be converted into shares of other classes or series of shares, or other securities; and (v) the voting rights for each class or series. A copy of our Amended and Restated Articles of Incorporation which provide for the Authorized Increase is annexed to this Information Statement as Appendix A.

The purpose of this proposed increase in authorized Preferred Stock is to make available additional shares of Preferred Stock for issuance for general corporate purposes, including the prospective business operations of the Company and subsequent financing activities, without the requirement of further action by the stockholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of Preferred Stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the Preferred Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Preferred Stock in most cases without the expense or delay of seeking further approval from the stockholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the stockholders of the Company. However, there are no definitive agreements in place regarding future issuances.

The shares of Preferred Stock do not carry any pre-emptive rights. The adoption of the Authorized Increase will not of itself cause any changes in the Company's capital accounts.

The increase in authorized Preferred Stock will not have any immediate effect on the rights of existing stockholders. However, the Board of Directors will have the authority to issue authorized shares of Preferred Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Preferred Stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership interests and, depending upon the price at which such shares of Preferred Stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Preferred Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Preferred Stock of the Company.

One of the effects of the increase in Preferred Stock, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Preferred Stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements regarding further proposals and arrangements to issue additional shares that will become authorized Preferred Stock of the Company pursuant to the Authorized Increase. Also, the Authorized Increase will result in an increase in the number of authorized but unissued shares of the Company's Preferred Stock, it may be construed as having an anti-takeover effect. Although the Authorized Increase is not being undertaken for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Preferred Stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

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No Appraisal Rights for the Amendment

Under Colorado law, the Company's stockholders are not entitled to appraisal rights with respect to the Authorized Increase and the Company will not independently provide stockholders with any such right.

Potential Anti-Takeover Effects of the Authorized Preferred Stock Increase

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to our Articles of Incorporation, as amended, will provide that the number of authorized shares of Preferred Stock will be Thirty Million (30,000,000), if effected, the increase in the number of shares authorized for issuance will result in an increase in the number of authorized but unissued shares of our Preferred Stock which could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. We have not proposed the Authorized Increase with the intention of using the additional authorized shares for anti-takeover purposes. An increase in the number of authorized shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. An increase in our authorized shares could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of shares of Preferred Stock authorized for issuance may therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increase in the number of shares authorized for issuance may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the increase in the number of shares of Preferred Stock authorized for issuance has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the increase in the number of shares authorized for issuance could facilitate future attempts by us to oppose changes in control of our Company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent they are issued any Preferred Stock.

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APPROVAL TO EFFECT THE REVERSE STOCK SPLIT

The Board of Directors has adopted a resolution setting forth a proposed amendment to our Articles of Incorporation and the requisite stockholders have approved a resolution setting forth a proposed amendment to our Articles of Incorporation, to effect a reverse stock split of the issued and outstanding shares of Common Stock at a ratio in the range of one (1) share of Common Stock for every one thousand (1,000) shares of Common Stock to one (1) share of Common Stock for every five thousand (5,000) shares of Common Stock (the “Reverse Stock Split”) with the exact ratio to be determined by the Board of Directors in its sole discretion. The Reverse Stock Split Amendment will have the effect of reducing the outstanding number of shares of Common Stock. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of the date of approval of the stockholders of the Reverse Stock Split, this vote will be of no further force and effect the Board of Directors will seek stockholder approval before implementing any reverse stock split after that time. The Board of Directors may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness. The effect of the maximum Reverse Stock Split ratio is that each five thousand (5,000) shares of our Common Stock outstanding immediately prior to the date (the “Effective Date”) on which the Reverse Stock Split takes effect (the “Old Shares”) will be automatically converted into one (1) share of our Common Stock (the “New Shares”), reducing the number of outstanding shares of our Common Stock to approximately one million five hundred and forty five thousand eight hundred and eleven (1,545,811) shares, subject to rounding. Fractional shares will be paid in cash.

Our Common Stock is listed on the OTC Markets under the symbol “GRST” and will continue to be listed on the OTC Markets under the same trading symbol following the Reverse Stock Split. New Shares will be fully paid and non-assessable. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

The Reverse Stock Split will have the following effects upon our Common Stock (assuming the maximum Reverse Stock Split of one-for-five thousand (1: 5,000 is effectuated):

1.	The number of shares owned by each holder of Common Stock will be reduced five thousand (5,000)-fold;

2.	The number of shares of our Common Stock which will be issued and outstanding after the Reverse Stock Split will be reduced from 7,729,053,805 shares of our Common Stock to approximately 1,545,811shares, subject to rounding.

3.	The per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;

4.	The stated capital on our balance sheet attributable to the Common Stock will be decreased 5,000 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

5.	The total number of stockholders will change by those stockholders presently owning less than 5,000 shares which will be paid in cash as fractional shares.

Reasons for and Possible Consequences of the Reverse Stock Split

The Board of Director’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of the Common Stock.

The Board of Directors believes that the current low per share market price of our Common Stock has a negative effect on the marketability of our existing shares. The Board of Directors believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board of Directors anticipates that a Reverse Stock Split will result in a higher bid price for the Common Stock, which may help to alleviate some of these problems. The Board of Directors further believes that some potential employees are less likely to work for us if we have a low stock price.

We expect that a Reverse Stock Split of the Common Stock will increase the market price of the Common Stock so that we are able to meet the minimum listing price of a national stock exchange. However, the effect of a Reverse Stock Split on the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the Common Stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization. The market price of the Common Stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

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If the Reverse Stock Split successfully increases the per share price of our Common Stock, as to which no assurance can be given, the Board of Directors believes this increase may enable the Company to meet the initial listing standards of the Nasdaq Capital Market or the NYSE American listing and may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

If the Board of Directors determines to implement the Reverse Stock Split, we will file a certificate of amendment to amend the existing provision of our Articles of Incorporation to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Articles of Incorporation, which is annexed to this proxy statement as Appendix B.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if implemented by the Company, current stockholders will hold fewer shares of Common Stock.

. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board of Directors may consider, among other things, various factors, such as:

●	our ability to list our Common Stock on the Nasdaq Capital Market or the NYSE American;
●	the historical trading price and trading volume of the Common Stock;
●	the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short and long term;
●	which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and
●	prevailing general market and economic conditions.

The effect of the Reverse Stock Split upon the market price for the Company's Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a Reverse Stock Split.

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Anti-Takeover Effects

The Reverse Stock Split of our Common Stock, after being effectuated, will have the effect of decreasing the number of issued and outstanding shares of Common Stock, while leaving unchanged the number of authorized shares of Common Stock. We have authorized 10,000,000,000 shares of our Common Stock and 10,400,000 shares of preferred stock of which 10,000,000 shares of preferred stock are designated Series A Preferred Stock and 400,000 are undesignated. As of December 19, 2024, 7,729,053,805 shares of Common Stock, 4,600,000 shares of Series A Preferred Stock, and no shares of undesignated Preferred Stock are outstanding. The Series A Stock and undesignated Preferred Stock will not be impacted by the Reverse Stock Split. The outstanding shares of Series A Preferred Stock Preferred Stock will continue to have ten votes per share of Series A Preferred and convert into ten shares of Common Stock  and therefore the Series A Preferred Stock after the Reverse Stock Split will hold a larger percentage of the votes and convert into a larger percentage of the shares of Common Stock prior to the Reverse Stock Split. By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

In the future, if additional authorized shares of Common Stock are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. Further, management might use the additional shares to resist or frustrate a third-party transaction by, for example, diluting the stock ownership of persons seeking to obtain control of the Company.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth in our SEC filings and reports, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock. As noted above, the principal purpose of the Reverse Stock Split is to maintain a higher average per share market closing price of the Common Stock. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock. The Board of Directors believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Common Stock. Since the Reverse Stock Split would reduce the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of our warrants or options, while leaving the number of shares authorized and issuable under our Charter unchanged, the Reverse Stock Split would effectively increase the number of shares of the Common Stock that we would be able to issue and could lead to dilution of the Common Stock in future financings.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current financing plans and issuances under our share incentive plans. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

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Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Stock by management or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock but will not apply to the Series A Preferred Stock which will continue to have ten votes per share and convert into ten shares of Common Stock, and the Series A Preferred Stock after the Reverse Stock Split will hold a larger percentage of the votes and will convert into a larger percentage of the shares of Common Stock prior to the Reverse Stock Split.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. Following the Reverse Stock Split, the Common Stock will continue to be listed on the OTC Markets, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP number.

The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as it relates to the voting and conversion rights of the Series A Preferred Stock and as a result of the treatment of fractional shares as described below. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split. The Reverse Stock Split, if implemented, would become effective upon the filing and effectiveness (the “Effective Time”) of an amendment to our Articles of Incorporation with the Secretary of State of the State of Colorado, which would take place at the Board’s discretion. The exact timing of the filing of the amendment to our Articles of Incorporation, if filed, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Colorado, the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Book-Entry Shares. If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

Appraisal Rights. Under the CRS, our stockholders that receive a cash payment in lieu of a fractional share resulting from the Reverse Stock Split are entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal. See “Appraisal Rights” below.

Fractional Shares.

We do not intend to issue fractional shares in connection with the Reverse Stock Split. and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the effective time of the Reverse Stock Split (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the OTC Markets for the ten days preceding the effective time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

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Exchange of Stock Certificates

On the Effective Date of the Reverse Stock Split, automatically, without any action on the part of any stockholder, the Company’s issued and outstanding shares of Common Stock (“Old Common Stock”) shall be electronically adjusted by our transfer agent to be converted into new shares of Common Stock (“New Common Stock”). Each holder of a certificate or certificates, which, immediately prior to the Effective Date, represented outstanding shares of Old Common Stock, will, from and after the Effective Date, hold shares of New Common Stock into which the shares of Old Common Stock are reclassified in connection with the Reverse Stock Split.

Until surrendered, we will deem outstanding certificates representing shares of Old Common Stock (the “Old Certificates”) held by stockholders to be cancelled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be electronically adjusted by our transfer agent to be the appropriate number of whole shares of New Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legend on the back of the New Certificate.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to affect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

We will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner described above.

Accounting Consequences

Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $0.01 per share. Upon the Effective Date, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio determined by the Board (including a retroactive adjustment of prior periods), and the discount for shares issued below par value and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;
●	a tax-exempt or a governmental organization;
●	a real estate investment trust;
●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
●	a regulated investment company or a mutual fund;
●	a dealer or broker in stocks and securities, or currencies;
●	a trader in securities that elects mark-to-market treatment;
●	a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;
●	a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
●	a corporation that accumulates earnings to avoid U.S. federal income tax;
●	a person whose functional currency is not the U.S. dollar;
●	a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;
●	a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;
●	a person subject to Section 451(b) of the Code; or
●	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

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If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;
●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional share of Common Stock and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

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Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

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Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Appraisal Rights

If the Reverse Stock Split is implemented, our stockholders are entitled to appraisal rights under § 7-113-101 through § 7-113-401 (“Article 113”) of the Colorado Revised Statutes ("CRS"), provided that they comply with the conditions established by Article 113.

The discussion below is not a complete summary regarding a stockholder's appraisal rights under Colorado law and is qualified in its entirety by reference to the text of the relevant provisions of Colorado law, which are attached to this Information Statement as Appendix C. Stockholders intending to exercise appraisal rights should carefully review Appendix C. Failure to follow precisely any of the statutory procedures set forth in Appendix C may result in a termination or waiver of these rights.

A record holder of shares of Company capital stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the Reverse Stock Split, who otherwise complies with the statutory requirements of Article 113 and who neither votes in favor of the Reverse Stock Split nor consents thereto in writing will be entitled to an appraisal by the Colorado State Court, of the fair value of his, her or its shares of Company capital stock in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the Reverse Stock Split. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Company capital stock" are to the record holder or holders of shares of Company capital stock. Except as described herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Reverse Stock Split.

Under Article 113, where a Reverse Stock Split is to be submitted for approval at a meeting of stockholders a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Article 113. This Information Statement shall constitute such notice to the record holders of Company capital stock.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Article 113. Those conditions include the following:

●	Stockholders electing to exercise appraisal rights must not vote "for" the adoption of the Reverse Stock Split. Voting "for" the adoption of the Reverse Stock Split will result in the waiver of appraisal rights.

●	A written demand for appraisal of shares must be filed with Company before the taking of the vote on the Reverse Stock Split. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Company capital stock. The written demand for appraisal of shares is separate from a vote against the Reverse Stock Split or an abstention from such vote. That is, failure to vote against, or abstain from voting on, the Reverse Stock Split will not satisfy your obligation to make a written demand for appraisal.

●	A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Company capital stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

●	A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to the Company, 950 Evernia Street, West Palm Beach, Florida 33401, Attention: Secretary.

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After the effective time of the Reverse Stock Split, Company must deliver a written appraisal notice and form to all shareholders that may be entitled to assert appraisal rights. The form must state:

(I)	where the form must be sent, where certificates for certificated shares must be deposited, and the date by which those certificates must be deposited;
(II)	A date by which the Company must receive the form, which date must not be fewer than forty nor more than sixty days after the date the appraisal notice and form are required to be sent, and state that the shareholder waives the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;
(III)	the Company's estimate of the fair value of the shares;
(IV)	that, if requested in writing, the Company will provide to the shareholder so requesting, within ten days after the date specified in subsection (II) above, a statement of the number of shareholders that return the forms by the specified date and the total number of shares owned by them; and
(V)	the date by which the notice to withdraw from the appraisal process under CRS section 7-113-204 must be received, which date must be within twenty days after the date specified in subsection (II) above; and
(VI)	be accompanied by a copy of Article 113.

Within 30 days after the date by which the Company must receive the form to assert appraisal rights specified above, the Company must pay in cash to those shareholders who complied with CRS section 7-113-204, or offer such payment pursuant to CRS section 7-113-206, the amount the Company estimates to be the fair value of the shares, plus interest. The payment to each shareholder pursuant to subsection (1) of this section must be accompanied by:

(a)	annual financial statements and the latest available quarterly financial statements of the Company;
(b)	a statement of the Company’s estimate of the fair value of the shares, which estimate must equal or exceed the Company’s estimate given pursuant to CRS section 7-113-203(2)(b)(III); and
(c)	a statement that shareholders have the right to demand further payment under CRS section 7-113-207 and that if any such shareholder does not do so within the period specified in CRS section 7-113-207(2), the shareholder shall be deemed to have accepted the payment in full satisfaction of the Company’s obligations under Article 113.

A shareholder that is paid pursuant to CRS section 7-113-205 and is dissatisfied with the amount of the payment must notify the Company in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate, plus interest, less any payment made under CRS section 7-113-205. A shareholder that is offered payment under CRS section 7-113-206 and is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares, plus interest. A shareholder that fails to notify the Company’s in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest within thirty days after receiving the Company’s payment or offer of payment under CRS section 7-113-205 or 7-113-206, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

If a demand for payment under CRS section 7-113-207 remains unresolved, the Company must commence a proceeding within sixty days after receiving the payment demand and petition the Colorado Court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the sixty-day period, it must pay in cash to each shareholder the amount the shareholder demanded pursuant to section CRS 7-113-207 plus interest. The Company must:

(I)	make all shareholders whose demands remain unresolved, whether or not residents of Colorado, parties to the proceeding as in an action against their shares; and
(II)	serve all parties with a copy of the petition.

The jurisdiction of the Colorado Court in which the proceeding is commenced is plenary and exclusive. The Colorado Court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Each shareholder made a party to the proceeding is entitled to judgment:

(a)	for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the Company for the shares; or
(b)	for the fair value, plus interest, of the shareholder's shares for which the Company elected to withhold payment under CRS section 7-113-206.

Although the board of directors of Company believes that the Reverse Stock Split consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Colorado Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive pursuant to the Reverse Stock Split. Moreover, Company does not anticipate offering more than the Reverse Stock Split consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Article 113, the "fair value" of a share of Company capital stock is less than the Reverse Stock Split consideration. In determining "fair value," the Colorado Court is required to take into account all relevant factors. The cost of the appraisal proceeding, which does not include attorneys' or experts' fees, may be determined by the Colorado Court and taxed against the dissenting stockholder and/or Company as the Colorado Court deems equitable under the circumstances. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder, the Colorado Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

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A stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the Reverse Stock Split by so notifying the Company in writing by the date set forth in the appraisal notice. A shareholder that fails to so withdraw from the appraisal process may not thereafter withdraw without the Company's written consent.

Failure by any Company stockholder to comply fully with the procedures described above and set forth in Appendix C to this Proxy Statement may result in termination of such stockholder's appraisal rights. In view of the complexity of exercising appraisal rights under Colorado law, any Company stockholder considering exercising these rights should consult with legal counsel.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO DELETE ARTICLE XIII

The Board of Directors has adopted a resolution setting forth a proposed amendment to our Articles of Incorporation and the requisite stockholders have approved a resolution setting forth a proposed amendment to our Articles of Incorporation, to delete Article XIII thereof, entitled “Voting of Shareholders”, which requires the vote or concurrence of the holders of a majority of the outstanding shares of the Company entitled to vote thereon to approve any action by the Company’s stockholders.

The effect of the adoption of the Article XIII Amendment is that, instead of requiring the vote or concurrence of the holders of a majority of the outstanding shares of the Company entitled to vote to approve any action by the Company’s stockholders, the vote or concurrence of the holders of a majority of the outstanding shares of the Company cast by the Company’s stockholders at a duly called meeting at which a quorum was present for the transaction of business shall be sufficient to approve any action by the Company’s stockholders,

The purpose of the Article XIII Amendment is to align our Articles of Incorporation with the CRS which provides that the vote of the holders of a majority of the outstanding shares cast is required to approve any action by stockholders.

One of the effects of the Article XIII Amendment will be to make easier to approve any action by the Company’s stockholders by lowering the threshold for such approval from a majority of the outstanding shares entitled to vote to a majority of the votes actually cast on the matter.

No Appraisal Rights for the Amendment

Under Colorado law, the Company's stockholders are not entitled to appraisal rights with respect to the Article XIII Amendment and the Company will not independently provide stockholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of that date, information known to us relating to the beneficial ownership of these shares by:

(i)	each person who is the beneficial owner of more than 5% of the outstanding shares of voting securities;
(ii)	each director;
(iii)	each executive officer; and
(iv)	all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from December 31, 2024, upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of December 31, 2024, have been exercised or converted. Percentage of ownership is based on 7,729,053,805 shares of common stock and 46,000,000 shares of Series A Preferred Stock outstanding as of December 31, 2024.

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Name of beneficial owner	Amount and nature of beneficial ownership, including common stock	Percentage of common stock beneficially owned(1)	Amount and nature of beneficial ownership, including Series A Preferred Stock	Percentage of Series A Preferred Stock beneficially owned(1)

Shawn E. Leon(2)	4,308,386,893	55.4	4,600,000	100.0
Gerald T. Miller(3)	500,000	*	-	-

All officers and directors as a group (2 persons)	4,308,886,893	55.4	4,600,000	100.0

5% Shareholders
Eileen Greene(4)	1,139,199,593	14.7	4,000,000	87.0
Leonite Capital LLC(5)	745,810,761	8.8	-	-

* Less than 1%

(1)	Based on 7,729,053,805 shares of common stock and 46,000,000 shares of Series A Preferred Stock outstanding as of December 31, 2024.
(2)	Includes 600,000 shares of Series A Preferred Stock convertible into 6,000,000 shares of Common Stock, 3,000,500,000 shares of common stock held by Mr. Leon, a further 2,687,300 shares held by Greenestone Clinic, a company controlled by Mr. Leon, a further 60,000,000 shares of common stock owned by Leon Developments, a company controlled by Mr. Leon, and 4,000,000 shares of Series A Preferred Stock convertible into 40,000,000 shares of Common Stock and 1,099,199,593 shares of common stock held by Mrs. Greene. Mrs. Greene is the spouse of Shawn E. Leon.
(3)	Includes 500,000 shares of common stock.
(4)	Includes 4,000,000 shares of Series A Preferred Stock convertible into 40,000,000 shares of Common Stock and 1,099,199,593 shares of common stock held by Mrs. Greene. Mrs. Greene is the spouse of Shawn E. Leon.
(5)	Includes an option exercisable for 745,810,761 shares of common stock, all of which are vested.

15

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our Articles of Incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, as amended, and our bylaws.

Common Stock

Voting. The holders of Common stock are entitled to one vote per share in all proceedings in which actions shall be taken by the stockholders of the Corporation.

Dividends. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

Stockholder Rights and Distributions. All rights granted and distributions made in accordance with the preferences, rights, restrictions, powers and qualifications of each class of stock shall be divided among the stockholders of that class in the proportion which the number of shares of stock of that class held by each stockholder bears to the aggregate number of outstanding shares of stock of that class. Other than as set forth in the Articles of Incorporation, no holder of any class of stock of the Corporation shall have the right to require the Corporation to repurchase all or part of the stock held by such individual.

Series A Preferred Stock

Voting. The holders of the Series A Preferred Stock are entitled to ten (10) votes per share on all matters voted by stockholders.

Dividends. The Series A Preferred Stock shall not participate in the profits and losses of the Corporation, shall not be entitled to any dividends, and shall not share in the proceeds of any liquidation of assets of the Corporation.

Conversion. Subject to and in compliance with the provisions of the Articles of Incorporation, each share of Series A Preferred Stock may be converted at the option of the holder into ten (10) shares of Common Stock (a “Conversion”) at any time after the date that is six (6) months following the date of original issuance of such shares of Series A Preferred Stock (a “Conversion Event”), subject to such further conditions as the Board of Directors may establish at its sole discretion. Prior to such date, the Series A Preferred Stock may not be converted into Common Stock.

Undesignated Preferred Stock

Voting. The Board of Directors may designate the undesignated preferred stock and determine the voting rights attached to each class of designated preferred stock.

Dividends. The Board of Directors may designate the undesignated preferred stock and determine the dividend policy applicable to each class of designated preferred stock.

Rank. The Board of Directors may designate the undesignated preferred stock and determine the ranking applicable to each class of designated preferred stock.

Liquidation. The Board of Directors may designate the undesignated preferred stock and determine the liquidation preferences applicable to each class of designated preferred stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Corporate Action was approved by the Majority Stockholders and unanimously by the Board. We are not aware of any substantial interest, direct or indirect, by stockholders or otherwise, that is in opposition to the Corporate Action taken. No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Action which is not shared by all other holders of the Company's Common Stock.

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NO DISSENTER’S RIGHT OF APPRAISAL

Under the CRS, stockholders are not entitled to appraisal rights with respect to the Authorized Increase ;however, stockholders that receive a cash payment in lieu of a fractional share resulting from the Reverse Stock Split are entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split .

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, as amended, and in accordance with such act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information are available at the SEC’s website at www.sec.gov.

CONTACT INFORMATION

All inquiries regarding us should be addressed to our principal executive offices:

Ethema Health Corporation

950 Evernia Street

West Palm Beach, Florida 33401

By Order of the Board of Directors

/s/ Shawn Leon

Shawn Leon

Chief Executive Officer and Director

17

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

ETHEMA HEALTH CORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation hereby adopts the following Amended and Restated Articles of Incorporation. These Amended and Restated Articles of Incorporation amend, restate, and supersede the Corporation’s Articles of Incorporation originally filed April 1, 1993, as subsequently amended. These Amended and Restated Articles of Incorporation were adopted by the shareholders of the Corporation as of January 9, 2025. The number of votes cast by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

ARTICLE 1

NAME

The name of the Corporation shall be Ethema Health Corporation.

ARTICLE 11

PERIOD OF DURATION

This Corporation shall exist perpetually unless dissolved according to law.

ARTICLE 111

PURPOSE

The purpose for which this Corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

ARTICLE IV

CAPITAL

The aggregate number of shares which this Corporation shall have the authority to issue is Ten Billion Thirty Million (10,030,000,000) shares, consisting of (i) Ten Billion (10,000,000) shares of common stock, par value $0.01 per share (the "Common Stock”); and (ii) Thirty Million (30,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which Ten Million (10,000,000) shares shall be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"). No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Colorado Business Corporation Act. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

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Each class of stock shall have the following preferences, conversion and other rights, restrictions, voting powers, limitations as to dividends, and qualifications:

1.               Voting, Generally. The holders of Common stock shall be entitled to one (1) vote per share in all proceedings in which actions shall be taken by the stockholders of the Corporation. The holders of Series A Preferred Stock shall be entitled to ten (10) votes per share in all proceedings in which actions shall be taken by the stockholders of the Corporation.

2.               Dividends. Generally. Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

3.               Stockholder Rights and Distributions, Generally. All rights granted and distributions made in accordance with the preferences, rights, restrictions, powers and qualifications of each class of stock shall be divided among the stockholders of that class in the proportion which the number of shares of stock of that class held by each stockholder bears to the aggregate number of outstanding shares of stock of that class. Other than as set forth herein, no holder of any class of stock of the Corporation shall have the right to require the Corporation to repurchase all or part of the stock held by such individual.

4.               Rights, Preferences and Restrictions of Series A Preferred Stock. The holders of Series A Convertible Preferred Stock shall have the following preferences, conversion and other rights, restrictions, voting powers, limitations as to dividends, and qualifications:

a.               Subject to and in compliance with the provisions of this Section 4, each share of Series A Preferred Stock may be converted at the option of the holder into ten (10) shares of Common Stock (a "Conversion") at any time after the date that is six months (6) following the date of original issuance of such shares of Series A Preferred Stock (a "Conversion Event"), subject to such further conditions as the board of directors may establish at its sole discretion. Prior to such date, the Series A Preferred Stock may not be converted into Common Stock.

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b.               Series A Preferred Stock shall not participate in the profits and losses of the Corporation, shall not be entitled to any dividends, and shall not share in the proceeds of any liquidation of assets of the Corporation.

c.               Upon a Conversion Event with respect to each holder of Series A Preferred Stock, and subject to such further conditions as the board of directors may establish from time to time, such holder of Series A Preferred Stock wishing to exercise such holder's conversion rights hereunder shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. A certificate for the requisite number of shares of Common Stock shall be issued in the name of the holder of the Series A Preferred Stock exercising such holder's conversion rights and shall not be transferable upon Conversion, except as the board of directors may otherwise permit at its sole discretion. The certificate or certificates for shares of Series A Convertible Preferred Stock surrendered for Conversion shall be accompanied by a proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Convertible Preferred Stock being converted shall be the "Conversion Date." Such Conversion shall be deemed to be have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of a holder of the converted shares of Series A Convertible Preferred Stock shall cease and such person shall be deemed to have become the holder of record of the shares of Common Stock issuable upon such Conversion.

d.               In the event that some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted into Common Stock on the Conversion Date.

e.               The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose.

f.                No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock.

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ARTICLE V

PREEMPTIVE RIGHTS

A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for, or otherwise acquire any such unissued or treasury shares.

ARTICLE VI

CUMULATIVE VOTING

The shareholders shall not be entitled to cumulative voting.

ARTICLE VII

SHARE TRANSFER RESTRICTIONS

The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized, on behalf of the Corporation, to exercise the Corporation's right to so impose such restrictions.

ARTICLE VIII

DIRECTOR LIABILITIES LIMITED

To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE IX

INDEMNIFICATION

1 .. "Corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

2 .. "Director" means an individual who is or was a director of the Corporation and an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic Corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by him or her to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context otherwise requires, the estate or personal representation of a director.

A-4

3 ..       Expenses" include attorneys' fees.

4 .. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) , or reasonable expense incurred with respect to a proceeding .

5 .. "Official capacity, when used with respect to a director, means the office of director in the Corporation and, when used with respect to a person other than a director, means the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise or employee benefit plan.

6 .. "Party" includes an individual who was , is, or is threatened to be, made a named defendant or respondent in a proceeding.

7 .. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

B.	Indemnification for Liability.

1 .. Except as provided in paragraph 4 of this Section B, the Corporation shall indemnify against liability incurred in any proceeding any individual made a party to the proceeding because he or she is or was a director or officer if:

(a)                        He or she conducted himself or herself in good faith ;

(b)                        He or she reasonably believed:

(1)     In the case of conduct in his or her official capacity with the Corporation that his or her conduct was in the Corporation's best interests; or

(2)     In all other cases that his or her conduct was at least not opposed to the Corporation's best interests; and

(3)     In the case of any criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful.

2 .. A director's or officer's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of this section B. A director's or officer's conduct with respect to an employee benefit plan for a purpose that he or she did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of this Section B.

3 .. The termination of any proceeding by judgment, order , settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph 1 of this Section B.

4 .. The Corporation may not indemnify a director or officer under this Section B either:

A-5

(a)                        In connection with a proceeding by or in the right of the Corporation in which the director or officer was adjudged liable to the Corporation; or

(b)                        In connection with any proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

5 .. Indemnification permitted under this Section B in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

c.       Mandatory Indemnification.

1 .. Except as limited by these Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party against reasonable expenses incurred by him or her in connection with the proceeding.

2 .. Except as otherwise limited by these Articles of Incorporation, a director or officer who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a)       If it determines the director or officer is entitled to mandatory indemnification, the court shall order indemnification under paragraph 1 of this Section C, in which case the court shall also order the Corporation to pay the director's or officer's reasonable expenses incurred to obtain court-ordered indemnification.

(b) If it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth in paragraph 1 of Section B of this Article or was adjudged liable in the circumstances described in paragraph 4 of Section B of this Article, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in paragraph 4 of Section B of this Article is limited to reasonable expenses incurred.

D.	Limitation on Indemnification.

1.                      The Corporation may not indemnify a director or officer under section B of this Article unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because he or she has met the standard of conduct set forth in paragraph 1 of Section B of this Article.

2.                      The determination required to be made by paragraph 1 of this Section D shall be made:

(a)                       By the Board of Directors by a majority vote of a quorum, which quorum shall consist of directors not parties to the proceeding; or

A-6

(b)                       If a quorum cannot be obtained by a majority vote of a committee of a board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

3.                  If the quorum cannot be obtained or the committee cannot be established under paragraph 2 of this Section D, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph 1 of this Section D shall be made:

(a)               By independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in subparagraph (a) or (b) of paragraph 2 of this Section D or, if a quorum of the full Board cannot be obtained and a committee cannot be established by independent legal counsel selected by a majority vote of the full Board; or

(b)               By the shareholders.

4.                  Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

E.	Advance Payment of Expenses.

1.       The Corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party to a proceeding in advance of the final disposition of the proceeding if:

(b)                       The director, officer, employee or agent furnishes the Corporation a written affirmation of his or her good faith belief that her or she has met the standard of conduct described in subparagraph (a) of paragraph 1 of section B of this Article;

(b)                       The director, officer, employee or agent furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is determined that he or she did not meet such standard of conduct; and

(c)                        A determination is made that the facts then known to those making the determination would not preclude indemnification under this Section E.

2 .. The undertaking required by subparagraph b. of paragraph 1 of this Section E shall be an unlimited general obligation of the director, officer, employee or agent, but need not be secured and may be accepted without reference to financial ability to make repayment.

3 .. Determinations and authorizations of payments under this Section shall be made in the manner specified under Section D hereof.

F.                  Reimbursement of Witness Expenses. The Corporation shall pay or reimburse expenses incurred by a director in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

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G.                Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who, while a director, officer, fiduciary or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the Board of Directors of the Corporation, whether such insurance company is formed under the laws of Colorado, or any other jurisdiction of the United States of America, including any insurance company in which the Corporation has equity or any other interest, through stock or otherwise.

H.                Notice of Indemnification. Any indemnification of or advance of expenses to a director in accordance with this Article, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting.

I. Indemnification of Officers. Employees and Agents of the Corporation. The Board of Directors may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director of the Corporation to the same or greater extent as to a director if such indemnification and advance expense payment is provided for in these Articles of Incorporation, the Bylaws, by resolution of the shareholders or directors, or by contract, in a manner consistent with the Colorado Business Corporation Act.

ARTICLE X

TRANSACTIONS WITH INTERESTED DIRECTORS

No contract or other transaction between the Corporation and one (1) or more of its directors or the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors are directors or officers or have a financial interest shall be either void or voidable solely because of such relationship or interest, or solely because such directors or officers are present at or participate in a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because of his or her votes are counted for such purpose if:

1 .. The material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee and such Board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors even though the disinterested directors are less than a quorum; or

2 .. The material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the shareholders; or

3 .. The contract or transaction was fair as to the Corporation.

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Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

[ARTICLE XI]

[VOTING OF SHAREHOLDERS]

[With respect to any action to be taken by shareholders of this Corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.]

ETHEMA HEALTH CORPORATION

By:
Shawn Leon, President

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APPENDIX B

ARTICLES OF AMENDMENT
TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ETHEMA HEALTH CORPORATION

Pursuant to Section 7-110-103 of the Colorado Business Corporation Act (the “Act”) Ethema Health Corporation, a Colorado corporation (the “Corporation”), adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation, and hereby certifies as follows:

1. That, effective December 31, 2024, pursuant to CRS 7-107-104 of the Act, the holder of a majority of the Company’s voting securities approved a reverse stock split of the Company’s Common Stock by a ratio of up to 1-for-5,000 (the “Reverse Stock Split), with the exact date and ratio to be determined by the Corporation’s Board of Directors in its sole discretion, and with such Reverse Stock Split to be effective at the earliest time and date as practicable and at the discretion and determination of the Board in its sole discretion.

2. That, effective December 31, 2024, in accordance with CRS 7-108-202 of the Act, the Board of Directors of the Company adopted a resolution authorizing the Reverse Stock Split.

3. On _____, 2025, the Board of Directors adopted the ratio of the reverse stock split to be one (1) share of Common Stock for every _____ (__) shares of Common Stock previously issued and outstanding.

4. That said resolution of the Board of Directors of the Company authorizing the Reverse Stock Split of the Company’s Common Stock, provides that the Amended and Restated Articles of Incorporation is hereby amended by adding the following new paragraph to the end of ARTICLE IV:

         “C. Reverse Stock Split.

        Effective at 11:59 p.m. Eastern Time on the day immediately following the filing of this Articles of Amendment to the Articles of Incorporation (the “Effective Time”) each share of the Corporation’s common stock, $0.01 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [●] (●) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified and combined into one share of Common Stock, $0.01 par value per share, of the Corporation (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on OTC Markets for the ten (10) days preceding the Effective Time.

        Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

[SIGNATURE PAGE TO ARTICLES OF AMENDMENT]

B-1

IN WITNESS WHEREOF, Ethema Health Corporation has caused these Articles of Amendment of the Amended and Restated Articles of Incorporation to be signed by its duly authorized officer, this ___th day of ___, 2025.

ETHEMA HEALTH CORPORATION

By:	/s/ Shawn E. Leon
Name:	Shawn E. Leon
Title:	Chief Executive Officer

B-2

APPENDIX C

Article 113 – Appraisal Rights

C-1

C.R.S.A. § 7-113-101

§ 7-113-101. Definitions

Effective: July 1, 2020

As used in this article 113, unless the context otherwise requires:

(1) “Affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person or is a senior executive of the other person. For purposes of section 7-113-102(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 7-113-203 to 7-113-401, includes the surviving entity in a merger.

(3) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects;

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(c) Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to section 7-113-102(1)(e).

(4) “Interest” means interest, from the effective date of the corporate action until the date of payment, at the legal rate as specified in section 5-12-101.

(5) “Interested transaction” means a corporate action described in section 7-113-102(1), other than a merger pursuant to section 7-111-104, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used only in this subsection (5):

(a)(I) “Beneficial owner” means any person that, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted.

(II) When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed by the agreement is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(b) “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year before the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(c) “Interested person” means a person, or an affiliate of a person, that, at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

(I) Was the beneficial owner of twenty percent or more of the voting power of the corporation, other than as owner of excluded shares;

(II) Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent or more of the directors to the board of directors of the corporation; or

(III) Was a senior executive or director of the corporation or a senior executive of any affiliate of the corporation and will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

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(A) Employment, consulting, retirement, or similar benefits established separately, and not as part of, or in contemplation of, the corporate action; or

(B) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 7-108-501; or

(C) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of the entity or affiliate.

(6) “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(7) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

C.R.S.A. § 7-113-102

§ 7-113-102. Right to appraisal

Effective: September 7, 2021

(1) A shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party if:

(I) Shareholder approval is required for the merger by section 7-111-103 and the shareholder is entitled to vote on the merger; except that appraisal rights are not available to a shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange; except that appraisal rights are not available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to section 7-112-102(1) if the shareholder is entitled to vote on the disposition;

(d) Consummation of a disposition of assets of an entity controlled by the corporation pursuant to section 7-112-102(2) if the shareholders of the corporation were entitled to vote on the consent of the corporation to the disposition;

(e) An amendment to the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(f) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or resolution of the board of directors;

(g) Consummation of a conversion of the corporation to nonprofit status pursuant to section 7-90-201;

(h) Consummation of a conversion of the corporation to an unincorporated entity pursuant to section 7-90-206(2) if the shareholder is entitled to vote on the conversion; or

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(i) Consummation of a division, as defined in section 10-3-1701(4), to which the corporation is a party if the corporation does not survive the division, subject to the limitations set forth in section 10-3-1713.

(2) Notwithstanding subsection (1) of this section, the availability of appraisal rights under subsections (1)(a), (1)(b), (1)(c), (1)(d), (1)(e), (1)(h), and (1)(i) of this section are limited in accordance with the following provisions:

(a) Appraisal rights are not available for the holders of shares of any class or series of shares that is:

(I) A covered security under section 18(b)(1)(A) or 18(b)(1)(B) of the federal “Securities Act of 1933”, 15 U.S.C. 77r (b)(1)(A) and 77r (b)(1)(B); or

(II) Not a covered security but is traded in an organized market and has a market value of at least twenty million dollars, exclusive of the value of the shares held by the corporation’s subsidiaries, senior executives, directors, and persons known to the corporation owning more than ten percent of the shares; or

(III) Issued by an open-end management investment company registered with the federal securities and exchange commission under the federal “Investment Company Act of 1940”, 15 U.S.C. sec. 80a-1 et seq., and that may be redeemed at the option of the holder at net asset value.

(b) The applicability of subsection (2)(a) of this section is determined as of:

(I) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(II) The day before the effective date of the corporate action if there is no meeting of shareholders.

(c) Subsection (2)(a) of this section does not apply and appraisal rights are available pursuant to subsection (1) of this section for the holders of any class or series of shares that is required by the terms of the corporate action requiring appraisal rights to accept for the shares anything other than:

(I) Cash; or

(II) Shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfy the standards set forth in subsection (2)(a) of this section at the time the corporate action becomes effective.

(d) Subsection (2)(a) of this section does not apply and appraisal rights are available pursuant to subsection (1) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or as amended may limit or eliminate appraisal rights for any class or series of preferred shares; except that an amendment to the articles of incorporation does not apply to any corporate action that becomes effective within one year after the effective date of the amendment if:

(a) That action would otherwise afford appraisal rights; and

(b) The amendment limits or eliminates appraisal rights for shares that:

(I) Are outstanding immediately before the effective date of the amendment; or

(II) The corporation is or may be required to issue or sell after the effective date of the amendment pursuant to any conversion, exchange, or other right existing immediately before the effective date of the amendment.

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C.R.S.A. § 7-113-103

§ 7-113-103. Assertion of rights by nominees and beneficial owners

Effective: July 1, 2020

(1) A shareholder may assert appraisal rights as to fewer than all the shares registered in the shareholder’s name but owned by a beneficial owner other than the shareholder only if the shareholder objects with respect to all shares of the class or series owned by the beneficial owner and notifies the corporation in writing of the name and address and federal taxpayer identification number, if any, of each beneficial owner on whose behalf appraisal rights are being asserted. The rights of a shareholder who asserts appraisal rights under this subsection (1) for only part of the shares held of record in the shareholder’s name are determined as if the shares as to which the shareholder objects and the shareholder’s other shares were registered in the names of different shareholders.

(2) A beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the beneficial owner only if the beneficial owner:

(a) Submits to the corporation the shareholder’s written consent to the assertion of the rights no later than the date specified in section 7-113-203(2)(b)(II); and

(b) Does so with respect to all shares of the class or series that are owned by the beneficial owner.

(3) The corporation may require that, when a shareholder objects with respect to the shares of any class or series held by any one or more beneficial owners, each such beneficial owner must certify to the corporation that the beneficial owner and the shareholder or shareholders of all shares of that class or series owned by the beneficial owner have asserted, or will timely assert, the beneficial owner’s appraisal rights as to all shares as to which there is no limitation on the ability to exercise appraisal rights. Any such requirement must be stated in the notice given pursuant to section 7-113-202.

C.R.S.A. § 7-113-201

§ 7-113-201. Notice of appraisal rights

Effective: April 19, 2021

(1) Where any corporate action specified in section 7-113-102(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this article 113. If the corporation concludes that appraisal rights are or may be available, a copy of this article 113 must accompany the meeting notice sent to those shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to section 7-111-104, the parent corporation shall notify in writing all shareholders of the subsidiary that are entitled to assert appraisal rights that the corporate action became effective. The notice shall be sent within ten days after the corporate action became effective and must include the materials described in section 7-113-203.

(3) Where any corporate action specified in section 7-113-102(1) is to be approved by written consent of the shareholders pursuant to section 7-107-104:

(a) Notice that appraisal rights are, are not, or may be available shall be given to each shareholder from whom a consent is solicited at the time consent of the shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article 113; and

(b) Notice that appraisal rights are, are not, or may be available shall be delivered, together with the notice to nonconsenting and nonvoting shareholders required by section 7-107-104(5.5); may include the materials described in section 7-113-203; and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this article 113.

(4) Where corporate action described in section 7-113-102(1) is proposed or a merger pursuant to section 7-111-104 is effected, the notice required by subsection (1) or (3) of this section, if the corporation concludes that appraisal rights are or may be available and by subsection (2) of this section, must be accompanied by:

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(a) The annual financial statements specified in section 7-116-105 of the corporation that issued the shares that may be subject to appraisal, which statements must be as of a date ending not more than sixteen months before the date of the notice and must comply with section 7-116-105; except that, if the annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

(b) The latest available quarterly financial statements of the corporation, if any.

(5) The right to receive the information described in subsection (4) of this section may be waived in writing by a shareholder before or after the corporate action.

C.R.S.A. § 7-113-202

§ 7-113-202. Notice of intent to demand payment

Effective: April 19, 2021

(1) If a proposed corporate action specified in section 7-113-102(1) is submitted to a vote at a shareholders’ meeting, a shareholder that wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation, before the vote is taken, notice of the shareholder’s intent to demand payment if the proposed corporate action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed corporate action.

(2) If a proposed corporate action specified in section 7-113-102(1) is to be approved by less than unanimous written consent, a shareholder that wishes to assert appraisal rights with respect to any class or series of shares must not execute a consent in favor of the proposed corporate action with respect to that class or series of shares.

(3) A shareholder that fails to satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment under this article 113.

C.R.S.A. § 7-113-203

§ 7-113-203. Appraisal notice and form

Effective: July 1, 2020

(1) If a proposed corporate action requiring appraisal rights under section 7-113-102(1) becomes effective, the corporation shall deliver a written appraisal notice and form to all shareholders that may be entitled to assert appraisal rights.

(2) The appraisal notice required by subsection (1) of this section shall be sent no earlier than the date the corporate action specified in section 7-113-102(1) became effective, and no later than ten days after that date, and must:

(a) Include a form that:

(I) Specifies the first date of any announcement to shareholders, made before the date the corporate action became effective, of the principal terms of the proposed corporate action;

(II) If the announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and

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(III) Requires the shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the transaction;

(b) State:

(I) Where the form must be sent, where certificates for certificated shares must be deposited, and the date by which those certificates must be deposited, which date must not be earlier than the date for receiving the required form under subsection (2)(b)(II) of this section;

(II) A date by which the corporation must receive the form, which date must not be fewer than forty nor more than sixty days after the date the appraisal notice and form are required to be sent pursuant to the introductory portion to subsection (2) of this section, and state that the shareholder waives the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

(III) The corporation’s estimate of the fair value of the shares;

(IV) That, if requested in writing, the corporation will provide to the shareholder so requesting, within ten days after the date specified in subsection (2)(b)(II) of this section, a statement of the number of shareholders that return the forms by the specified date and the total number of shares owned by them; and

(V) The date by which the notice to withdraw under section 7-113-204 must be received, which date must be within twenty days after the date specified in subsection (2)(b)(II) of this section; and

(c) Be accompanied by a copy of this article 113.

C.R.S.A. § 7-113-204

§ 7-113-204. Perfection of rights--right to withdraw

Effective: July 1, 2020

(1) A shareholder that receives notice pursuant to section 7-113-203 and that wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice given pursuant to section 7-113-203(2)(b)(II). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 7-113-203(2)(a). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 7-113-206. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder unless the shareholder withdraws pursuant to subsection (2) of this section.

(2) A shareholder who has complied with subsection (1) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice given pursuant to section 7-113-203(2)(b)(V). A shareholder that fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder that does not sign and return the form and, in the case of certified shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in section 7-113-203(2), is not entitled to payment under this article 113.

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C.R.S.A. § 7-113-205

Formerly cited as CO ST § 7-113-206

§ 7-113-205. Payment

Effective: July 1, 2020

(1) Except as provided in section 7-113-206, within thirty days after the date specified in section 7-113-203(2)(b)(II), the corporation shall pay in cash to those shareholders who complied with section 7-113-204(1) the amount the corporation estimates to be the fair value of their shares, plus interest.

(2) The payment to each shareholder pursuant to subsection (1) of this section must be accompanied by:

(a)(I) The annual financial statements specified in section 7-116-105 of the corporation that issued the shares to be appraised, which statement must be as of a date ending not more than sixteen months before the date of payment; except that, if the annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

(II) The latest available quarterly financial statements of the corporation, if any;

(b) A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to section 7-113-203(2)(b)(III); and

(c) A statement that shareholders described in subsection (1) of this section have the right to demand further payment under section 7-113-207 and that if any such shareholder does not do so within the period specified in section 7-113-207(2), the shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this article 113.

C.R.S.A. § 7-113-206

Formerly cited as CO ST 7-113-208

§ 7-113-206. After-acquired shares

Effective: July 1, 2020

(1) The corporation may elect to withhold payment otherwise required by section 7-113-205 from any shareholder that was required to certify, but did not certify, that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notices sent pursuant to section 7-113-203(2)(a).

(2) If the corporation elected to withhold payment under subsection (1) of this section, it must, within thirty days after the date specified in section 7-113-203(2)(b)(II), notify all shareholders that are described in subsection (1) of this section:

(a) Of the information required by section 7-113-205(2)(a);

(b) Of the corporation’s estimate of fair value pursuant to section 7-113-205(2)(b);

(c) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 7-113-207;

(d) That those shareholders that wish to accept the offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer; and

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(e) That those shareholders who do not satisfy the requirements for demanding appraisal under section 7-113-207 shall be deemed to have accepted the corporation’s offer.

(3) Within ten days after receiving the shareholder’s acceptance pursuant to subsection (2)(d) of this section, the corporation shall pay in cash the amount it offered under section 7-113-206(2)(b) to each shareholder that agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(4) Within forty days after sending the notice described in subsection (2) of this section, the corporation shall pay in cash the amount it offered to pay under subsection (2)(b) of this section to each shareholder described in subsection (3) of this section.

C.R.S.A. § 7-113-207

Formerly cited as CO ST § 7-113-209

§ 7-113-207. Procedure if shareholder is dissatisfied with payment or offer

Effective: July 1, 2020

(1) A shareholder that is paid pursuant to section 7-113-205 and is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate, plus interest, less any payment made under section 7-113-205. A shareholder that is offered payment under section 7-113-206 and is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares, plus interest.

(2) A shareholder that fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (1) of this section within thirty days after receiving the corporation’s payment or offer of payment under section 7-113-205 or 7-113-206, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

C.R.S.A. § 7-113-301

§ 7-113-301. Court action

Effective: April 19, 2021

(1) If a demand for payment under section 7-113-207 remains unresolved, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 7-113-207 plus interest.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in:

(a) The district court for the county in this state in which the street address of the corporation’s principal office is located;

(b) The district court for the county in which the street address of its registered agent is located if the corporation has no principal office in this state; or

(c) The district court for the city and county of Denver if the corporation has no registered agent; except that, if the corporation is a foreign corporation without a registered agent, the corporation shall commence the proceeding in the county in this state where the principal office or registered office of the domestic corporation that merged with the foreign corporation was located at the time of the merger.

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(3)(a) The corporation shall:

(I) Make all shareholders whose demands remain unresolved, whether or not residents of this state, parties to the proceeding as in an action against their shares; and

(II) Serve all parties with a copy of the petition.

(b) Service on each shareholder demanding appraisal rights must be by registered or certified mail or by electronic transmission to the address stated in the shareholder’s payment demand or, if no such address is stated in the payment demand, to the address shown on the corporation’s current record of shareholders for the shareholder holding the shares as to which appraisal rights are demanded, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

(5) Each shareholder made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment:

(a) For the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation for the shares; or

(b) For the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 7-113-206.

C.R.S.A. § 7-113-302

§ 7-113-302. Court costs and expenses

Effective: July 1, 2020

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article 113.

(2) The court in an appraisal proceeding may also assess the fees and expenses of the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with section 7-113-201, 7-113-203, 7-113-205, or 7-113-206; or

(b) Against either the corporation or one or more shareholders demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article 113.

(3) If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that the expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded to the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to section 7-113-205, 7-113-206, or 7-113-207, the shareholder may sue directly for the amount owed and, to the extent successful, is entitled to recover from the corporation all expenses of the suit, including reasonable attorney fees.

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C.R.S.A. § 7-113-401

§ 7-113-401. Other remedies limited

Effective: July 1, 2020

(1) The legality of a proposed or completed corporate action described in section 7-113-102(1) may not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(2) Subsection (1) of this section does not apply to a corporate action that:

(a) Was not authorized and approved in accordance with the applicable provisions of:

(I) Article 109, 110, 111, or 112 of this title 7;

(II) The articles of incorporation or bylaws; or

(III) The resolution of the board of directors authorizing the corporate action;

(b) Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

(c) Is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in section 7-108-501 and has been approved by the shareholders, in the same manner as is provided in section 7-108-501, as if the interested transaction were a director’s conflicting interest transaction; or

(d) Was approved by less than unanimous consent of the voting shareholders pursuant to section 7-107-104 if:

(I) The challenge to the corporate action is brought by a shareholder that did not consent and as to whom notice of the approval of the corporate action was not effective at least ten days before the corporate action was effected; and

(II) The proceeding challenging the corporate action is commenced within ten days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

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